SECURITIES AND EXCHANGE COMMMISSION
                             WASHINGTON, D.C. 20549




                                FORM 8-K/A NO. 2


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 4, 2003


                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its Charter)


        TENNESSEE               00 0-27694        62-1201561
       (State or other      (Commission File     (IRS Employer
       jurisdiction of          Number)           Identification Number)
       incorporation)

        3800 FOREST HILL-IRENE ROAD, SUITE 100, MEMPHIS, TENNESSEE 38125
        (Address of principal executive offices)                (Zip Code)


                                 (901) 754-6577
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the
"Original Form 8-K") filed with the Securities and Exchange Commission (the "Commission") on February 7, 2003 by SCB Computer Technology, Inc. (the "Company") (and as amended by the Current Report on Form 8-K/A filed with the Commission on February 13, 2003) relating to the acquisition of Remtech Services, Inc. ("RSI"). This amendment is being filed to amend Item 2 and Item 7 of the Original Form 8-K in its entirety.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On February 4, 2003, SCB Computer Technology, Inc. (the "Company"), Remtech Services, Inc. ("Remtech"), and the shareholders of Remtech, Douglas J. Lising and Michael Lebofsky, (the "Shareholders"), entered into a Stock Purchase Agreement (the "Agreement") pursuant to which the Company agreed to purchase and the Shareholders agreed to sell 100% of the outstanding common stock of Remtech (the "Stock"). On February 6, 2003, (the "Closing Date"), the sale was completed. On the Closing Date, the Company acquired all of the Stock from the Shareholders. On March 28, 2003, the Company, Remtech, and the Shareholders entered into the First Amendment to Stock Purchase Agreement (the "First Amendment"), which provides that for their mutual convenience for making accounting calculations the parties have agreed that the purchase and sale of the Stock shall be treated as though it were effective as of February 1, 2003 (the "Effective Date").


         Pursuant to the Agreement, the Company paid cash in the amount of $10,737,500.00 and an unsecured, subordinated promissory note in the amount of $1,800,000.00 (the "Note") to the Shareholders in consideration of the sale of 852 shares of common stock, par value $25.00 per share, of Remtech (the "Shares"). The purchase price was determined by arms' length negotiation between the parties, taking into account the historical operating results and existing customer relationships of Remtech's business. The Company obtained financing for part of the cash consideration paid pursuant to the Agreement by (a) a term loan of approximately $7,700,000.00 from Foothill Capital Corporation and (b) an increase of approximately $3,000,000 in the borrowing base of the Company's existing revolving loan with Foothill Capital Corporation. The Company funded the balance of the cash consideration from working capital.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a) Financial Statements.


As of the date of filing of this Current Report on Form 8-K/A, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K/A no later than 60 days after February 4, 2003.



b) Pro Forma Financial Information


         As of the date of filing of this Current Report on Form 8-K/A, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K/A no later than 60 days after February 4, 2003.


c) Exhibits.

                           The Exhibits to this Report are listed in the Exhibit
Index as set forth elsewhere herein.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    April 2, 2003



             SCB COMPUTER TECHNOLOGY, INC.,

              By:/s/Michael J. Boling
                 -----------------------------------------
                       Michael J. Boling,
                       Executive Vice President and
                       Chief Financial Officer





























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                                  EXHIBIT INDEX

Exhibit
Number                                   Description of Exhibit



2 Stock Purchase Agreement dated as of February 4, 2003, by and among the Company, Remtech, and Douglas J. Lising and Michael Lebofsky, who are the shareholders of Remtech. Schedules and exhibits have been omitted from this filing. The Company will furnish, as supplementary information, a copy of the omitted material to the Securities and Exchange Commission upon request. *


2.1 First Amendment to Stock Purchase Agreement dated as of March 28, 2003, by and among the Company, Remtech, and the Shareholders.



* Incorporated by reference to exhibits to Current Report on Form 8-K filed on February 7, 2003.